UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2023

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2023, FMC Corporation (the “Company”) completed the sale of $500 million principal amount of 5.150% Senior Notes due 2026 (the “2026 Notes”), $500 million principal amount of 5.650% Senior Notes due 2033 (the “2033 Notes”) and $500 million principal amount of 6.375% Senior Notes due 2053 of the Company (the “2053 Notes” and, together with the 2026 Notes and the 2033 Notes, the “Notes”). The Notes were issued under and are governed by an Indenture, dated as of November 15, 2009 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented and amended by a Fifth Supplemental Indenture, dated as of May 18, 2023, by and among the Company and the Trustee (the “Fifth Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”).

The 2026 Notes bear interest at a rate of 5.150% per year, payable semi-annually on May 18 and November 18 of each year, beginning on November 18, 2023. The 2026 Notes will mature on May 18, 2026, unless earlier redeemed or repurchased. The Company may redeem the 2026 Notes, at any time in whole or from time to time in part, before April 18, 2026 at a redemption price set forth in the Fifth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2026 Notes to be redeemed) and at any time in whole or from time to time in part, on or after April 18, 2026 at 100% of the principal amount, in each case, plus accrued and unpaid interest, to but not including, the date of redemption. The 2033 Notes bear interest at a rate of 5.650% per year, payable semi-annually on May 18 and November 18 of each year, beginning on November 18, 2023. The 2033 Notes will mature on May 18, 2033, unless earlier redeemed or repurchased. The Company may redeem the 2033 Notes, at any time in whole or from time to time in part, before February 18, 2033 at a redemption price set forth in the Fifth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2033 Notes to be redeemed) and at any time in whole or from time to time in part, on or after February 18, 2033 at 100% of the principal amount, in each case, plus accrued and unpaid interest, to but not including, the date of redemption. The 2053 Notes bear interest at a rate of 6.375% per year, payable semi-annually on May 18 and November 18 of each year, beginning on November 18, 2023. The 2053 Notes will mature on May 18, 2053, unless earlier redeemed or repurchased. The Company may redeem the 2053 Notes, at any time in whole or from time to time in part, before November 18, 2052 at a redemption price set forth in the Fifth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2053 Notes to be redeemed) and at any time in whole or from time to time in part, on or after November 18, 2052 at 100% of the principal amount, in each case, plus accrued and unpaid interest, to but not including, the date of redemption. Subject to certain limitations, in the event of a change of control (as defined in the Indenture) of the Company, the Company will be required to make an offer to repurchase the 2026 Notes, 2033 Notes and 2053 Notes, respectively, at a price equal to 101% of the principal amount of the 2026 Notes, 2033 Notes and 2053 Notes, respectively, to be purchased, plus accrued and unpaid interest, to the date of repurchase.

Subject to a number of important qualifications and exceptions, the Indenture, among other things, limits the Company’s ability and the ability of the Company’s restricted subsidiaries to create liens and to enter into sale and leaseback transactions and limits the Company’s ability to merge or consolidate with or into other entities or to sell, lease or convey all or substantially all of the Company’s assets.

The Indenture provides for certain events of default (subject in certain cases to grace and cure periods) which include, among others, non-payment of principal or interest; breach of covenants or warranties in the Indenture; defaults under or failure to pay certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings. Generally, if an event of default occurs, the Trustee and the holders of at least 25% in aggregate principal amount of the then outstanding 2026 Notes, 2033 Notes and 2053 Notes, respectively, may declare all the 2026 Notes, 2033 Notes and 2053 Notes, respectively, to be due and payable immediately.

The foregoing is a brief description of certain terms of the Indenture and, by its nature, is incomplete. It is qualified in its entirety by the text of the Indenture. The Company is filing the Fifth Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K and the Base Indenture was filed with the Securities and Exchange Commission on November 30, 2009 as Exhibit 4.1 to the Company’s Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

On May 15, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named on Schedule I therein (the “Underwriters”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of the Notes. The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto and provides for indemnification by each of the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. The Company completed the sale of the Notes to the Underwriters on May 18, 2023.

The Notes will be unsecured and unsubordinated obligations of the Company. The Notes were sold pursuant to an effective shelf registration statement on Form S–3 (Registration No. 333-265688), which became effective upon filing with the Securities and Exchange Commission on June 17, 2022 (the “Registration Statement”).

The foregoing is a brief description of certain terms of the Underwriting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby made an exhibit to, the Registration Statement.

The legal opinion of Morgan, Lewis & Bockius LLP as to the validity of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K and such opinion contains the consent of Morgan, Lewis & Bockius LLP to the filing of its opinion as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of May 15, 2023, by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named on Schedule I thereto.

4.1	Indenture, dated as of November 15, 2009, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed November 30, 2009).

4.2	Fifth Supplemental Indenture, dated as of May 18, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (including the forms of the Notes attached as Exhibit A, Exhibit B and Exhibit C thereto).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: May 18, 2023	By:	/s/ Brian J. Blair
Brian J. Blair Vice President and Treasurer